Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

Three Months Ended December				Year-to-Date December
			Weather				Weather
			Adjusted				Adjusted
2010	2009	Change	Change	2010	2009	Change	Change

As Reported (See Notes) Kilowatt-Hour Sales-
Total Sales	43,499	42,921	1.3%		196,592	186,093	5.6%

Total Retail Sales-	37,225	35,793	4.0%	0.3%	164,217	152,591	7.6%	2.0%
Residential	12,036	11,401	5.6%	-2.3%	57,798	51,690	11.8%	0.2%
Commercial	12,808	12,457	2.8%	-0.2%	55,492	53,526	3.7%	-0.6%
Industrial	12,148	11,700	3.8%	3.5%	49,984	46,422	7.7%	7.1%
Other	233	235	-0.8%	-1.3%	943	953	-1.0%	-1.5%

Total Wholesale Sales	6,274	7,128	-12.0%	N/A	32,375	33,502	-3.4%	N/A

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-K.